UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 6, 2009

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 320, Durham, North Carolina		27703
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 6, 2009, Smart Online, Inc. (the "Company") sold $500,000 aggregate principal amount of additional secured subordinated notes due November 14, 2010 (the "New Note") to a current noteholder with substantially the same terms and conditions as the currently outstanding notes sold on November 14, 2007, August 12, 2008, and November 21, 2008 (collectively with the New Note, the "Notes"). The Company is obligated to pay interest on the New Note at an annualized rate of 8% payable in quarterly installments commencing April 6, 2009. The Company is not permitted to prepay the New Note without approval of the holders of at least a majority of the principal amount of the Notes then outstanding.

All other terms of the New Note are as described under Item 2.03 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 21, 2008, which description is incorporated herein by reference.

The Company plans to use the proceeds to meet ongoing working capital and capital spending requirements.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 2.03 is hereby incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

January 12, 2009	By:	/s/ Doron Roethler

Name: Doron Roethler
Title: Interim President and Chief Executive Officer